Exhibit 10.20
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement (as defined below) is entered into as of June 8, 2026, by and between McGraw Hill, Inc. (the “Company”) and Philip Moyer (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated as of January 2, 2026 (the “Employment Agreement”), which governs the terms of Executive’s employment with the Company; and

WHEREAS, the Company and Executive now desire to amend the Employment Agreement, effective immediately.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Employment Agreement.

2.Amendment to Employment Agreement. Section 3 of the Employment Agreement shall be amended and restated in its entirety to read as follows:

“Principal Place of Employment. The Company’s headquarters is in Columbus, Ohio, and the Company has offices in New York, New York and other locations. You understand and agree that you will be required to spend sufficient time at the company offices in Columbus, Ohio, New York, New York and other office locations to effectively perform your duties and responsibilities. You may be permitted to work from your home office in the Philadelphia, Pennsylvania metropolitan area, subject to the Company’s generally applicable policies and procedures governing remote work. In addition, you will be expected to travel from time to time for business reasons.”

3.Ratification and Confirmation. Except as specifically amended by this Amendment, the Employment Agreement is hereby ratified and confirmed in all respects and remains valid and in full force and effect. Whenever the Employment Agreement is referred to in this Amendment or in any other agreement, document or instrument, such reference shall be deemed to be to the Employment Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

4.Entire Agreement. The Employment Agreement and this Amendment constitute the entire understanding and agreement of the parties hereto regarding the employment of Executive and supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties hereto relating to the subject matter hereof.

Exhibit 10.20
5.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflicts of laws thereof.
6.Controlling Document. In case of conflict between any of the terms and conditions of this Amendment and the Employment Agreement, the terms and conditions of this Amendment shall control.

7.Acknowledgment. Executive acknowledges that (i) Executive has consulted with, or has had the opportunity to consult with, independent counsel of Executive’s own choice concerning this Amendment, and has been advised to do so by the Company, and (ii) Executive has read and understands this Amendment, is fully aware of its legal effect and has entered into it freely based on Executive’s own judgment.

8.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The execution of this Amendment may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

9.Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.
* * *

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MCGRAW HILL, INC. By: David Staftord Title: Executive Vice President, General Counsel, Secretary Date: June 8, 2026	EXECUTIVE Philip Moyer Date: June 8, 2026

By:

David Stafford	Philip Moyer

Title: Executive Vice President, General	Date: June 8, 2026
Counsel, Secretary

Date: June 8, 2026